HALE AND DORR LLP
               (a Massachusetts Limited Liability Partnership and
                       includes Professional Corporations)
                               Counsellors at Law
                              650 College Road East
                           Princeton, New Jersey 08540


                                             May 31, 2002


Senesco Technologies, Inc.
303 George Street, Suite 420
New Brunswick, New Jersey 08901

      Re:   Registration Statement on Form S-3
            ----------------------------------

Ladies and Gentlemen:

     This  opinion  is  furnished  to you  in  connection  with  a  Registration
Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on May 31, 2002, under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 12,304,795 shares of common stock, $0.01 par value per share (the "Shares"), of Senesco Technologies, Inc., a Delaware corporation (the
"Company"), which will be sold by certain stockholders of the Company (the "Selling Stockholders").

     We are acting as counsel for the Company in connection with the sale by the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, those certain securities purchase agreements, registration rights agreements and, where applicable, warrant agreements filed as exhibits to the Registration Statement (collectively, the "Agreements"), by and between the Company and each respective Selling Stockholder and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

Senesco Technologies, Inc.
May 31, 2002
Page 2



     We express no opinion herein as to the laws of any state or jurisdiction other than the corporate laws of the State of Delaware, the state laws of the State of New Jersey and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when such Shares are issued in accordance with the terms and conditions of the Company's Certificate of Incorporation and the Agreements, as applicable, will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                       Very truly yours,

                                       /s/ Hale and Dorr LLP

                                       HALE AND DORR LLP